UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 17, 2005
Date of Report (Date of earliest event reported)

ALLERGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10269 (Commission File Number)	95-1622442 (IRS Employer Identification Number)

2525 Dupont Drive
Irvine, California 92612
(Address of principal executive offices) (Zip Code)

(714) 246-4500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 18, 2005, Allergan, Inc. (“Allergan” or the “Company”) issued a press release announcing a proposed restructuring of certain activities related to the Company’s European operations. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Effective January 17, 2005, the Company’s Board of Directors approved the initiation and implementation of a restructuring of certain activities related to the Company’s European operations. The restructuring seeks to optimize operations, improve resource allocation and create a scalable, lower cost and more efficient operating model for the Company’s European research and development (“R&D”) and commercial activities. Specifically, the restructuring anticipates moving key European R&D and select commercial functions from the Company’s Mougins, France and other European locations to the Company’s Irvine, California, High Wycombe, U.K. and Dublin, Ireland facilities and streamlining functions in the Company’s European management services group.

Under applicable law, the proposed restructuring requires consultations and, in certain cases, negotiations with European and national works councils, other management/labor organizations and local authorities. The restructuring steps to be implemented and their ultimate cost will depend in part on the outcome of such consultations and negotiations.

The Company anticipates incurring restructuring charges and charges relating to severance, relocation and one-time termination benefits, payments to public employment and training programs, implementation, transition, capital and other asset-related expenses, duplicate operating expenses and contract termination costs in connection with the restructuring. The Company currently estimates that the non-recurring pre-tax charges and capital expenditures resulting from the restructuring will be between $50 million and $60 million. This amount is expected to be incurred beginning in the first quarter of 2005 and continuing up through and including the second quarter of 2006. Of this amount, approximately $50 million to $58 million are expected to be cash expenditures. The Company also estimates that the restructuring will yield annual operating cost reductions of between $6 million and $9 million. The Company does not expect any impact from the restructuring on the Company’s 2004 guidance, its ongoing financial guidance or on the number of its European sales force positions. The Company intends to principally reinvest any realized operating cost reductions into its businesses and into serving its customers.

The foregoing estimates are based on assumptions relating to, among other things, a reduction of R&D and general and administrative positions in the affected European locations and charges associated with the reduction. These workforce reduction activities are currently expected to begin in the second quarter of 2005 and to be completed by the close of the second quarter of 2006. Charges associated with the workforce reduction are currently expected to be recorded beginning in the first quarter of 2005 and to be completed by the close of the second quarter of 2006. As set forth above, the number of positions impacted and the final costs incurred will depend in part on the outcome of the above-referenced consultations and negotiations and certain employees’ decisions with respect to transfer opportunities. The Company is unable at this time to estimate the ultimate cost of the workforce reduction, and will file an amended Form 8-K upon determining the total expense to be incurred.

Estimated restructuring charges also include approximately $2 million to $7 million for contract and lease termination costs and asset write-offs (primarily for leasehold improvements in facilities to be exited). These costs are currently expected to be recorded beginning in the second quarter of 2005 and are expected to be completed by the close of the second quarter of 2006.

Estimated implementation and transition related expenses include, among other things, legal, consulting, recruiting, information system implementation costs and taxes. These costs are currently expected to total approximately $9 million to $11 million, and are expected to be recorded beginning in the first quarter of 2005 and continuing up through and including the second quarter of 2006. The Company also expects to incur duplicate operating expenses during the transition period to ensure that job knowledge and skills are properly transferred to new employees. These duplicate operating expenses are currently expected to total between $1 million and $2 million, and are expected to be recorded beginning in the second quarter of 2005 and continuing up through and including the first quarter of 2006.

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The Company also expects to incur additional capital expenditures for leasehold improvements (primarily at the Company’s High Wycombe, U.K. facility or a new facility in the U.K. to accommodate increased headcount). These capital expenditures are currently estimated to be between $5 million and $7 million, and are expected to be recorded beginning in the second quarter of 2005 and continuing up through and including the fourth quarter of 2005.

Statements made by us in this report on Form 8-K, including but not limited to statements regarding our restructuring plans (including the anticipated costs and timing of such actions), our anticipated reduction in force, and our future operating cost reductions, that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21 of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of senior management and include comments that express our opinions about trends and factors that may impact future operating results. Disclosures that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect” and similar expressions are intended to identify forward-looking statements. Such statements rely on a number of assumptions concerning future events, many of which are outside of our control, and involve risks and uncertainties that could cause actual results to differ materially from opinions and expectations, including but not limited to the outcome of the required consultations and negotiations with European and national works councils, other management/labor organizations and local authorities, our ability to implement the restructuring plan according to the timetable and to the extent currently anticipated, unanticipated expenditures incurred in connection with the restructuring plan, and our ability to project accurately cost savings and changes from the plan. More information about potential factors that could affect our business and financial results is included in the section entitled “Certain Factors and Trends Affecting Allergan and its Businesses” included in our Quarterly Report on Form 10-Q for the quarterly period ended September 24, 2004. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this filing except as required by law.

Item 9.01. Exhibits.

99.1	Allergan, Inc. press release dated January 18, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.
Date: January 18, 2005	By:	/s/ Douglas S. Ingram
		Name:	Douglas S. Ingram
		Title:	Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Allergan, Inc. press release dated January 18, 2005.

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